UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Entry into Transition and Separation Agreement with President and Chief Executive Officer

On September 17, 2009, WellCare Health Plans, Inc. (“WellCare”) and its wholly-owned subsidiary, Comprehensive Health Management, Inc. (“CHMI”), entered into a Transition and Separation Agreement with Heath G. Schiesser, WellCare’s President and Chief Executive Officer (the “Separation Agreement”).   The Separation Agreement superseded in its entirety Mr. Schiesser’s employment agreement, dated January 25, 2008 and included as an exhibit to WellCare’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 31, 2008.

Termination of Employment

Mr. Schiesser’s employment with WellCare will terminate on December 28, 2009, unless terminated earlier by him or WellCare as set forth in the Separation Agreement.  In addition, Mr. Schiesser will be deemed to have resigned as a member of WellCare’s Board of Directors (the “Board”) on December 28, 2009, or immediately upon any earlier termination of his employment.

Benefits and Duties During Remaining Employment Term

Mr. Schiesser will continue to receive his 2009 annual base salary of $400,000 through his termination date (the “Transition Period”).  He also will continue to receive certain insurance, pension and fringe benefits.  During the Transition Period, Mr. Schiesser will serve as WellCare’s President and Chief Executive Officer and perform all the duties and obligations reasonably associated with those positions.  If during the Transition Period WellCare appoints a new President and Chief Executive Officer, Mr. Schiesser will cease serving in those positions and, if requested by WellCare, he will continue to be employed by WellCare and cooperate and assist with the transition.  During this period, Mr. Schiesser will report directly to the Board and will counsel it and the new President and/or Chief Executive Officer regarding the transition.

Separation Benefits

If Mr. Schiesser continues to be employed by WellCare through December 28, 2009, he will be entitled to the compensation set forth below.  Mr. Schiesser will also receive this compensation if he is terminated before December 28, 2009 either by WellCare for any reason other than for Cause or by Mr. Schiesser for Good Reason, or due to death or Disability (each as defined in the Separation Agreement).

Base Salary and Cash Separation Payment

WellCare has agreed to pay Mr. Schiesser a bonus for 2009 of $800,000 and a cash separation payment of $1.2 million.  These amounts will be payable to Mr. Schiesser in a single lump sum within ten days following his execution of a Waiver and Release Agreement in the form attached to the Separation Agreement. If Mr. Schiesser is terminated prior to December 28, 2009, WellCare will continue to pay his base salary from the termination date through December 28, 2009.

Equity Awards

Assuming Mr. Schiesser’s employment continues through December 28, 2009, and except as discussed below, 76,272 shares of restricted stock and 135,627 stock options will accelerate and become fully vested on the date Mr. Schiesser’s employment terminates.  In the event of a Change of Control of WellCare (as defined in the Separation Agreement) or termination by reason of death or Disability, all of Mr. Schiesser’s outstanding unvested equity awards will accelerate and become fully vested immediately prior to such Change of Control or as of the date of death or Disability, as applicable.

Other Benefits; Gross-Up Payment

For a period of 24 months following Mr. Schiesser’s termination (12 months, in the case of termination by death or Disability), WellCare will continue to provide medical, dental, and vision care and life insurance benefits to him and/or his family equal to those otherwise available to WellCare’s senior executives during such 24 or 12-month period, as applicable.

The Separation Agreement requires that to the extent that any payment or benefit received or to be received by Mr. Schiesser would be subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), WellCare will pay to Mr. Schiesser an additional amount such that the net amount received by Mr. Schiesser is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than ten percent of Mr. Schiesser’s base salary, then Mr. Schiesser’s payment will be reduced so that no amounts are subject to an excise tax.

If Mr. Schiesser’s employment is terminated prior to December 28, 2009, either by WellCare for Cause or by him without Good Reason, he will not receive the amounts and benefits described above under “Separation Benefits.”  Rather, Mr. Schiesser will only receive his salary, vacation pay and expense reimbursements accrued as of his termination date.

Other Terms

The Separation Agreement also includes confidentiality, non-competition and non-solicitation provisions, including a requirement that Mr. Schiesser not seek employment with, or ownership in, a company in any state that is in direct competition with WellCare and/or its subsidiaries for a period of one-year after the termination of his employment. During this one-year period, Mr. Schiesser also will be obligated to cooperate with WellCare with certain ongoing investigations and litigation the company is subject to (subject to WellCare’s obligation to reimburse Mr. Schiesser for his related expenses and, under certain circumstances, pay him a reasonable rate of compensation).

A copy of the Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.  The summary of the agreement set forth above is qualified in its entirety by reference to the text of such agreement.

Item 9.01       Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Separation Agreement, dated September 17, 2009, among Heath G. Schiesser, WellCare and CHMI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin Timothy S. Susanin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Separation Agreement, dated September 17, 2009, among Heath G. Schiesser, WellCare and CHMI.